Exhibit 10.24
RESTRICTED STOCK AGREEMENT
Valero Energy Corporation 2011 Omnibus Stock Incentive Plan
(subject to performance accelerated vesting)

This Restricted Stock Agreement (this “Agreement”) is between Valero Energy Corporation, a Delaware corporation (“Valero”), and «FIRST_NAME» «MIDDLE_NAME» «LAST_NAME», an employee of Valero or one of its Affiliates (“Employee”), who agree as follows:

1.    Introduction. Pursuant to the Valero Energy Corporation 2011 Omnibus Stock Incentive Plan (as may be amended, the “Plan”), on «OPTION_DATE», Employee was awarded «SHARES_GRANTED_» shares of Common Stock of Valero under the Plan as Restricted Stock (as defined in the Plan) (“Restricted Stock”). The parties hereby enter into this Agreement to evidence the terms, conditions and restrictions applicable to the Restricted Stock.

2.    The Plan, Restrictions, Vesting. The Plan is incorporated herein by reference for all purposes, and Employee hereby agrees to the terms and conditions stated therein applicable to the Restricted Stock and the rights and powers of Valero and the Committee as provided therein. In addition, Employee agrees as follows:

2.01 Nontransferable. Except to the extent otherwise provided in the Plan or this Agreement, shares of Restricted Stock issued to Employee under the Plan may not be sold, exchanged, pledged, hypothecated, transferred, garnished or otherwise disposed of or alienated prior to vesting.

2.02 Regular Vesting. Except to the extent otherwise provided in the Plan, Employee's rights to and interest in the shares of Restricted Stock described herein shall vest and accrue to Employee in the following increments: «SHARES_PERIOD_1_» shares on «VEST_DATE_PERIOD_1»; «SHARES_PERIOD_2_» shares on «VEST_DATE_PERIOD_2»; and «SHARES_PERIOD_3_» shares on «VEST_DATE_PERIOD_3».

2.03 Performance Accelerated Vesting for Eligible Shares. Fifty percent (50%) of the shares of Restricted Stock stated in Section 1 above shall be eligible for performance accelerated vesting (“Eligible Shares”). Notwithstanding the vesting schedule stated in Section 2.02, to the extent any Eligible Shares have not yet vested per the schedule stated in Section 2.02, and to the extent the Eligible Shares have not been forfeited or otherwise canceled pursuant to the terms of the Plan, all unvested Eligible Shares shall automatically vest at the close of business on the last date of the Acceleration Period. The “Acceleration Period” means the first period following the Effective Date when the closing price per share of Valero Common Stock is $40.00 or above for five consecutive trading days as reported on the New York Stock Exchange (NYSE).

2.04 Book Entry Shares. Employee agrees that in lieu of certificates representing Employee's shares of Restricted Stock, the Restricted Stock and any Shares issuable in connection with their vesting may be issued in uncertificated form pursuant to the Direct Registration System (“DRS”) of Valero's stock transfer agent.

2.05 Restructuring or Reorganization. If, as the result of a stock split, stock dividend, combination of shares or any other change, including an exchange of securities for any reason, the Employee shall be entitled to new or additional or different shares of stock or securities, such stock or securities shall be subject to the terms and conditions of the Plan and this Agreement.

3.    Limitation. The Employee shall have no rights with respect to any shares of Restricted Stock not expressly conferred by the Plan or this Agreement.

4.    Miscellaneous. All capitalized terms contained in this Agreement shall have the definitions set forth in the Plan unless otherwise defined herein. This Agreement shall be binding upon the parties hereto and their respective beneficiaries, heirs, administrators, executors, legal representatives and successors.

5.    Code Section 409A. The issuance of shares under this Award shall be made on or as soon as reasonably practical following the applicable date of vesting, but in any event no later than the 15th day of the third month following the end of the year in which the applicable date of vesting occurs. With respect to the receipt of dividends, the payment of dividends shall be made by the last day of the fiscal quarter during which dividends on Valero Common Stock are paid, but in any event by no later than the 15th day of the month following the end of the year in which the applicable dividends on Valero Common Stock are paid. This Agreement and the award evidenced hereby are intended to comply, and shall be administered consistently, in all respects with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder. If necessary in order to ensure such compliance, this Agreement may be reformed consistent with guidance issued by the Internal Revenue Service.

EFFECTIVE as of the ___ day of _______________, 2011(the “Effective Date”).

VALERO ENERGY CORPORATION

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R Michael Crownover
Senior Vice President-Human Resources

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Employee